Exhibit 99.1

Contact

Keith E. Pratt

EVP & Chief Financial Officer

925-606-9200

PRESS RELEASE

FOR RELEASE July 29, 2026

McGrath Announces Results for Second Quarter 2026

Livermore, CA - July 29, 2026 – McGrath RentCorp (“McGrath” or the “Company”) (Nasdaq: MGRC), a leading business-to-business rental company in North America, today announced total revenues for the quarter ended June 30, 2026 of $221.1 million, a decrease of 6% compared to the second quarter of 2025. The Company reported net income of $33.7 million, or $1.37 per diluted share, for the second quarter of 2026, compared to net income of $36.0 million, or $1.46 per diluted share, for the second quarter of 2025. The decreases in net income and earnings per diluted share for the quarter were primarily attributed to lower gross profit on sales revenues when compared to the second quarter of 2025.

SECOND QUARTER 2026 YEAR-OVER-YEAR Company HIGHLIGHTS:

•
Rental operations revenues increased 6% to $172.5 million.
•
Sales revenues decreased 34% to $46.4 million.
•
Total revenues decreased 6% to $221.1 million.
•
Other income, net increased $1.8 million as a result of the sale of a corporate property.
•
Income from operations decreased 7% to $53.3 million.
•
Adjusted EBITDA1 decreased 4% to $82.8 million.
•
Dividend rate of $0.495 per share for the second quarter 2026. On an annualized basis, this dividend represents a 1.7% yield on the July 28, 2026 close price of $119.98 per share.

Phil Hawkins, President and CEO of McGrath, made the following comments:

“Our strong rental operations revenues were the highlight of the second quarter and we were pleased to see momentum building in our two largest rental businesses. Both Mobile Modular and TRS grew rental revenue and improved utilization sequentially while Portable Storage rental revenues were stable. Sales revenues for the quarter were lower than a year ago, due to lower sales at Enviroplex and Mobile Modular, as delays caused several new sales projects to shift to the second half of the year.

Modular rental revenues increased 2% compared to last year, with continued growth from our commercial customer base. We experienced positive business momentum during the quarter, particularly with large commercial projects and progress with our regional expansion efforts. Shipments exceeded returns for each month of the quarter, and average utilization improved slightly from the first to second quarter.

Portable Storage rental revenues were flat as commercial construction project activity remained soft. Higher costs for equipment preparation, trucking and sales coverage continued to pressure margins in the quarter.

TRS-RenTelco had an impressive quarter, as strong market conditions supported 17% rental revenue growth. Demand was robust throughout the quarter, and the business benefited from projects supporting buildout of new data centers.

Overall, we are encouraged by our progress. Modular utilization improvement and execution on our strategic growth initiatives in the quarter set us up well for the second half of the year. While there are still some challenges in the macro environment, we remain focused on the growth levers within our control.”

Division HIGHLIGHTS:

All comparisons presented below are for the quarter ended June 30, 2026 to the quarter ended June 30, 2025 unless otherwise indicated.

Mobile Modular

For the second quarter of 2026, the Company’s Mobile Modular division reported Adjusted EBITDA of $50.7 million, a decrease of $2.3 million, or 4%, when compared to the same quarter in 2025.

•
Rental revenues increased 2% to $81.9 million, depreciation expense increased 9% to $11.7 million and other direct costs increased 9% to $26.1 million, which resulted in a decrease in gross profit on rental revenues of 4% to $45.4 million.
•
Rental related services revenues increased 8% to $34.8 million, primarily attributable to higher delivery and installation revenues, with associated gross profit increasing 8% to $12.7 million.
•
Sales revenues decreased 23% to $31.2 million, primarily due to lower new equipment sales. Lower sales revenues partly offset by higher gross margin on sales of 36% in 2026, compared to 32% in 2025, resulted in a 14% decrease in gross profit on sales revenues to $11.1 million.
•
Selling and administrative expenses increased 2% to $37.4 million, when compared to the prior year.

Portable storage

For the second quarter of 2026, the Company’s Portable Storage division reported Adjusted EBITDA of $7.6 million, a decrease of $2.2 million, or 23%, when compared to the same quarter in 2025.

•
Rental revenues were comparable to 2025 at $16.9 million, depreciation expense increased 6% to $1.1 million, and other direct costs increased 18% to $2.3 million, which resulted in a decrease in gross profit on rental revenues of 4% to $13.5 million.
•
Rental related services revenues increased 3% to $4.5 million, primarily attributable to higher delivery and return delivery activities. Gross margin on rental related services was negative 18% compared to 2% in 2025, primarily due to higher trucking related costs, resulting in a gross loss on rental related services revenues of $0.8 million.
•
Sales revenues increased 8% to $1.9 million. Gross margin on sales was comparable to 2025 at 39%, resulting in a $0.1 million increase in gross profit on sales revenues to $0.7 million.
•
Selling and administrative expenses increased 12% to $8.5 million, when compared to the prior year.

TRS-RenTelco

For the second quarter of 2026, the Company’s TRS-RenTelco division reported Adjusted EBITDA of $25.0 million, an increase of 29% when compared to the same quarter in 2025.

•
Rental revenues increased 17% to $31.8 million, depreciation expense increased 8% and other direct costs increased 10%, resulting in a 29% increase in gross profit on rental revenues to $15.3 million.
•
Sales revenues increased 13% to $8.7 million and gross profit on sales revenues increased 59% to $5.8 million, primarily attributed to higher sales margins of 66% in 2026 compared to 47% in 2025.
•
Selling and administrative expenses increased 13% to $8.3 million, when compared to the prior year.

financial outlook:

Based upon the Company's year-to-date results and current outlook for the remainder of the year, the Company is updating its financial outlook. For the full-year 2026, the Company currently expects:

		Previous	Current
•	Total revenue:	$945 to $995 million	$955 to $985 million
•	Adjusted EBITDA[1,2]:	$360 to $378 million	$363 to $375 million
•	Gross rental equipment capital expenditures:	$180 to $200 million	$200 to $220 million

1.
Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs and non-operating transactions. A reconciliation of actual net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.
2.
Information reconciling forward-looking Adjusted EBITDA to the comparable GAAP financial measures is unavailable to the Company without unreasonable effort because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Therefore, no reconciliation to the most comparable GAAP measures is provided. The Company provides Adjusted EBITDA guidance because it believes that Adjusted EBITDA, when viewed with the Company’s results under GAAP, provides useful information for the reasons noted in the reconciliation of actual Adjusted EBITDA to the most directly comparable GAAP measures at the end of this release.

ABOUT MCGRATH:

McGrath RentCorp (Nasdaq: MGRC) is a leading business-to-business rental company in North America with a strong record of profitable business growth. Founded in 1979, McGrath’s operations are centered on modular solutions through its Mobile Modular and Mobile Modular Portable Storage businesses. In addition, its TRS-RenTelco business offers electronic test equipment rental solutions. The Company’s rental product offerings and services are part of the circular supply economy, helping customers work more efficiently, and sustainably manage their environmental footprint. With over 40 years of experience, McGrath’s success is driven by a focus on exceptional customer experiences. This focus has underpinned the Company’s long-term financial success and supported 35 consecutive years of annual dividend increases to shareholders, a rare distinction among publicly listed companies.

McGrath is headquartered in Livermore, California. Additional information about McGrath and its businesses is available at mgrc.com and investors.mgrc.com.

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings. You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

Conference Call Note:

As previously announced in its press release of June 25, 2026, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on July 29, 2026 to discuss the second quarter 2026 results. To participate in the teleconference, dial 1-800-274-8461 (in the U.S.), or 1-203-518-9814 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/. A replay will be available for 7 days following the call by dialing 1-800-839-5203 (in the U.S.), or 1-402-220-2695 (outside the U.S.). In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward-looking statements. These forward-looking statements also can be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plan,” “predict,” “project,” or “will,” or the negative of these terms or other comparable terminology. In particular, the discussion under the heading “Financial Outlook” and Mr. Hawkins' comments about being encouraged by the Company's progress, that the Company is set up well for the second half of the year and that the Company remains focused on the growth levers within its business, are forward looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: our expectations around continued business momentum entering the second half of 2026; the continued impact of tariff actions and macroeconomic factors, including fiscal policy uncertainty, government budgetary constraints, other political, geopolitical or regulatory developments; health of the education and commercial markets in our modular building division; competition within the modular business; the activity levels in the semiconductor and general purpose and communications test equipment markets at TRS-RenTelco; the activity levels in commercial construction projects and impact on Portable Storage segment; continued execution of our strategic performance improvement initiatives; our ability to successfully increase prices to offset cost increases; our ability to effectively manage our rental assets; and our ability to retain and attract talent and uncertainty associated with the Chief Executive Officer transition; as well as the other factors disclosed under “Risk Factors” in the Company’s 2025 Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof and are based on management’s reasonable assumptions, however these assumptions can be wrong or affected by known or unknown risks and uncertainties. No forward-looking statement can be guaranteed, and subsequent facts or circumstances may contradict, obviate, undermine or otherwise fail to support or substantiate such statements. Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2026	2025	2026	2025
Revenues
Rental	$131,880	$125,985	$258,541	$246,098
Rental related services	40,617	37,483	76,190	71,399
Rental operations	172,497	163,468	334,731	317,497
Sales	46,355	69,775	80,390	108,701
Other	2,260	2,373	4,533	4,834
Total revenues	221,112	235,616	419,654	431,032
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	23,228	21,426	45,943	42,931
Rental related services	28,376	25,477	53,493	49,790
Other	34,476	31,519	66,606	59,171
Total direct costs of rental operations	86,080	78,422	166,042	151,892
Costs of sales	27,125	46,480	48,815	71,990
Total costs of revenues	113,205	124,902	214,857	223,882
Gross profit	107,907	110,714	204,797	207,150
Expenses:
Selling and administrative expenses	56,436	53,543	109,924	104,412
Other income, net	(1,814)	—	(1,814)	—
Income from operations	53,285	57,171	96,687	102,738
Interest expense	7,113	7,795	13,613	15,954
Foreign currency exchange loss (gain)	38	(81)	71	(86)
Income before provision for income taxes	46,134	49,457	83,003	86,870
Provision for income taxes	12,462	13,484	22,298	22,689
Net income	$33,672	$35,973	$60,705	$64,181
Earnings per share:
Basic	$1.38	$1.46	$2.47	$2.61
Diluted	$1.37	$1.46	$2.47	$2.61
Shares used in per share calculation:
Basic	24,479	24,611	24,547	24,592
Diluted	24,494	24,618	24,579	24,620
Cash dividends declared per share	$0.495	$0.485	$0.990	$0.970

MCGRATH RENTCORP

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
(in thousands)	2026	2025
Assets
Cash	$4,379	$295
Accounts receivable, net of allowance for credit losses of $2,700 at June 30, 2026 and $2,866 at December 31, 2025	240,022	231,865
Rental equipment, at cost:
Relocatable modular buildings	1,565,877	1,485,794
Portable storage containers	245,641	245,141
Electronic test equipment	358,872	337,100
	2,170,390	2,068,035
Less: accumulated depreciation	(670,655)	(647,137)
Rental equipment, net	1,499,735	1,420,898
Property, plant and equipment, net	247,757	233,492
Inventories	15,178	8,027
Prepaid expenses and other assets	117,000	83,351
Intangible assets, net	41,630	46,605
Goodwill	337,348	332,584
Total assets	$2,503,049	$2,357,117
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$589,895	$514,924
Accounts payable	73,643	66,233
Accrued liabilities	131,421	114,764
Deferred income	140,314	110,593
Deferred income taxes, net	322,317	313,580
Total liabilities	1,257,590	1,120,094
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,426 shares as of June 30, 2026 and 24,612 shares as of December 31, 2025	120,228	121,785
Retained earnings	1,125,231	1,115,238
Total shareholders’ equity	1,245,459	1,237,023
Total liabilities and shareholders’ equity	$2,503,049	$2,357,117

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
(in thousands)	2026	2025
Cash Flows from Operating Activities:
Net income	$60,705	$64,181
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	56,280	52,739
Deferred income taxes	6,792	12,764
Provision for credit losses	569	826
Share-based compensation	5,679	5,322
Gain on sale of property, plant and equipment	(1,814)	—
Gain on sale of used rental equipment	(18,035)	(16,674)
Foreign currency exchange loss (gain)	71	(86)
Amortization of debt issuance costs	5	45
Change in:
Accounts receivable	(8,580)	(15,285)
Inventories	(7,151)	2,007
Prepaid expenses and other assets	(33,578)	(5,270)
Accounts payable	(30)	(8,402)
Accrued liabilities	15,058	2,403
Deferred income	29,721	15,124
Net cash provided by operating activities	105,692	109,694
Cash Flows from Investing Activities:
Purchases of rental equipment	(124,038)	(50,230)
Purchases of property, plant and equipment	(19,397)	(21,621)
Cash paid for acquisition of businesses, net of cash received	(9,385)	(21,947)
Proceeds from sales of used rental equipment	31,646	32,200
Proceeds from sales of property, plant and equipment	2,750	—
Net cash used in investing activities	(118,424)	(61,598)
Cash Flows from Financing Activities:
Net borrowings (payments) under bank lines of credit	134,966	(17,730)
Principal payment of Series E senior notes	(60,000)	—
Repurchase of common stock	(27,456)	—
Taxes paid related to net share settlement of stock awards	(6,032)	(5,684)
Payment of dividends	(24,662)	(24,020)
Net cash provided by (used in) financing activities	16,816	(47,434)
Net increase in cash	4,084	662
Cash balance, beginning of period	295	807
Cash balance, end of period	$4,379	$1,469
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$13,258	$15,982
Net income taxes paid, during the period	$19,780	$5,786
Dividends accrued during the period, not yet paid	$12,543	$12,443
Rental equipment acquisitions, not yet paid	$19,047	$8,658
Business acquisition payments withheld	$1,249	$1,815

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended June 30, 2026
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated
Revenues
Rental	$83,181	$16,856	$31,843	$—	$131,880
Rental related services	34,794	4,540	1,283	—	40,617
Rental operations	117,975	21,396	33,126	—	172,497
Sales	31,179	1,853	8,707	4,616	46,355
Other	1,270	270	720	—	2,260
Total revenues	150,424	23,519	42,553	4,616	221,112

Costs and Expenses
Direct costs of rental operations:
Depreciation	11,709	1,104	10,415	—	23,228
Rental related services	22,134	5,352	890	—	28,376
Other	26,052	2,265	6,159	—	34,476
Total direct costs of rental operations	59,895	8,721	17,464	—	86,080
Costs of sales	20,062	1,126	2,926	3,011	27,125
Total costs of revenues	79,957	9,847	20,390	3,011	113,205

Gross Profit
Rental	45,420	13,487	15,269	—	74,176
Rental related services	12,660	(812)	393	—	12,241
Rental operations	58,080	12,675	15,662	—	86,417
Sales	11,117	727	5,781	1,605	19,230
Other	1,270	270	720	—	2,260
Total gross profit	70,467	13,672	22,163	1,605	107,907
Selling and administrative expenses	37,448	8,488	8,262	2,238	56,436
Income from operations	$33,019	$5,184	$13,901	$(633)	51,471
Other income, net [6]					(1,814)
Interest expense					7,113
Foreign currency exchange gain					38
Provision for income taxes					12,462
Net income					$33,672
Other Information
Adjusted EBITDA [1]	$50,740	$7,588	$24,993	$(524)	$82,797
Average rental equipment [2]	$1,421,497	$242,947	$344,717
Average monthly total yield [3]	1.95%	2.31%	3.08%
Average utilization [4]	70.1%	58.3%	68.1%
Average monthly rental rate [5]	2.78%	3.97%	4.52%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

6. During the quarter ended June 30, 2026, the Company sold a corporate property which resulted in a net gain on sale of $1,814, excluding taxes.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended June 30, 2025
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated
Revenues
Rental	$81,909	$16,939	$27,137	$—	$125,985
Rental related services	32,172	4,394	917	—	37,483
Rental operations	114,081	21,333	28,054	—	163,468
Sales	40,484	1,712	7,713	19,866	69,775
Other	1,423	301	649	—	2,373
Total revenues	155,988	23,346	36,416	19,866	235,616

Costs and Expenses
Direct costs of rental operations:
Depreciation	10,741	1,038	9,647	—	21,426
Rental related services	20,450	4,304	723	—	25,477
Other	23,990	1,918	5,611	—	31,519
Total direct costs of rental operations	55,181	7,260	15,981	—	78,422
Costs of sales	27,581	1,048	4,072	13,779	46,480
Total costs of revenues	82,762	8,308	20,053	13,779	124,902

Gross Profit
Rental	47,178	13,983	11,879	—	73,040
Rental related services	11,722	90	194	—	12,006
Rental operations	58,900	14,073	12,073	—	85,046
Sales	12,903	664	3,641	6,087	23,295
Other	1,423	301	649	—	2,373
Total gross profit	73,226	15,038	16,363	6,087	110,714
Selling and administrative expenses	36,777	7,547	7,320	1,899	53,543
Income from operations	$36,449	$7,491	$9,043	$4,188	$57,171
Interest expense					7,795
Foreign currency exchange gain					(81)
Provision for income taxes					13,484
Net income					$35,973
Other Information
Adjusted EBITDA [1]	$53,088	$9,834	$19,314	$4,290	$86,525
Average rental equipment [2]	$1,300,787	$233,742	$330,532
Average monthly total yield [3]	2.10%	2.42%	2.74%
Average utilization [4]	73.7%	61.1%	64.8%
Average monthly rental rate [5]	2.85%	3.95%	4.22%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Six months ended June 30, 2026
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated
Revenues
Rental	$164,618	$33,139	$60,784	$—	$258,541
Rental related services	65,554	8,383	2,253	—	76,190
Rental operations	230,172	41,522	63,037	—	334,731
Sales	52,073	3,458	16,739	8,120	80,390
Other	2,581	469	1,483	—	4,533
Total revenues	284,826	45,449	81,259	8,120	419,654

Costs and Expenses
Direct costs of rental operations:
Depreciation	23,367	2,196	20,380	—	45,943
Rental related services	41,869	9,945	1,679	—	53,493
Other	50,023	4,373	12,210	—	66,606
Total direct costs of rental operations	115,259	16,514	34,269	—	166,042
Costs of sales	34,387	2,149	6,562	5,717	48,815
Total costs of revenues	149,646	18,663	40,831	5,717	214,857

Gross Profit
Rental	91,228	26,570	28,194	—	145,992
Rental related services	23,685	(1,562)	574	—	22,697
Rental operations	114,913	25,008	28,768	—	168,689
Sales	17,686	1,309	10,177	2,403	31,575
Other	2,581	469	1,483	—	4,533
Total gross profit	135,180	26,786	40,428	2,403	204,797
Selling and administrative expenses	72,612	16,863	16,253	4,196	109,924
Income from operations	$62,568	$9,923	$24,175	$(1,793)	94,873
Other income, net [6]					(1,814)
Interest expense					13,613
Foreign currency exchange loss					71
Provision for income taxes					22,298
Net income					$60,705

Other Information
Adjusted EBITDA [1]	$97,923	$14,728	$45,849	$(1,576)	$156,924
Average rental equipment [2]	$1,403,928	$242,855	$339,564
Average monthly total yield [3]	1.95%	2.27%	2.98%
Average utilization [4]	70.1%	58.4%	66.9%
Average monthly rental rate [5]	2.79%	3.90%	4.46%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

6. During the six months ended June 30, 2026, the Company sold a corporate property which resulted in a net gain on sale of $1,814, excluding taxes.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Six months ended June 30, 2025
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Consolidated
Revenues
Rental	$160,404	$33,014	$52,680	$—	$246,098
Rental related services	61,647	8,025	1,727	—	71,399
Rental operations	222,051	41,039	54,407	—	317,497
Sales	62,974	2,956	15,692	27,079	108,701
Other	2,881	617	1,336	—	4,834
Total revenues	287,906	44,612	71,435	27,079	431,032

Costs and Expenses
Direct costs of rental operations:
Depreciation	21,294	2,070	19,567	—	42,931
Rental related services	40,190	8,237	1,363	—	49,790
Other	44,802	3,445	10,924	—	59,171
Total direct costs of rental operations	106,286	13,752	31,854	—	151,892
Costs of sales	42,926	1,879	8,343	18,842	71,990
Total costs of revenues	149,212	15,631	40,197	18,842	223,882

Gross Profit
Rental	94,308	27,499	22,189	—	143,996
Rental related services	21,457	(212)	364	—	21,609
Rental operations	115,765	27,287	22,553	—	165,605
Sales	20,048	1,077	7,349	8,237	36,711
Other	2,881	617	1,336	—	4,834
Total gross profit	138,694	28,981	31,238	8,237	207,150
Selling and administrative expenses	70,765	15,101	14,758	3,788	104,412
Income from operations	$67,929	$13,880	$16,480	$4,449	102,738
Interest expense					15,954
Foreign currency exchange gain					(86)
Provision for income taxes					22,689
Net income					$64,181
Other Information
Adjusted EBITDA [1]	$100,719	$18,421	$37,248	$4,653	$161,041
Average rental equipment [2]	$1,292,797	$233,501	$334,607
Average monthly total yield [3]	2.07%	2.36%	2.62%
Average utilization [4]	74.2%	60.6%	63.0%
Average monthly rental rate [5]	2.79%	3.89%	4.17%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs, gains on property sales and non-operating transactions. The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements. Management believes the exclusion of non-cash charges and non-recurring transactions, including share-based compensation, transaction costs and gains on property sales is useful in measuring the Company’s cash available for operations and performance of the Company. Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP and may be different from non−GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges, transaction costs, gains on property sales and non-operating transactions. The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow. In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance. Because Adjusted EBITDA is a non-GAAP financial measure, as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2026	2025	2026	2025	2026	2025
Net income	$33,671	$35,973	$60,704	$64,182	$152,830	$252,448
Provision for income taxes	12,462	13,484	22,298	22,689	56,382	89,202
Interest expense	7,112	7,795	13,613	15,954	28,281	37,454
Depreciation and amortization	28,456	26,339	56,280	52,739	110,610	106,063
EBITDA	81,701	83,591	152,895	155,564	348,103	485,167
Share-based compensation	2,857	2,779	5,679	5,322	11,582	10,268
Transaction costs [3]	53	155	164	155	475	41,593
Other income, net [4]	(1,814)	—	(1,814)	—	(1,814)	—
Gain on merger termination from WillScot Mobile Mini [5]	—	—	—	—	—	(180,000)
Adjusted EBITDA [1]	$82,797	$86,525	$156,924	$161,041	$358,348	$357,028
Adjusted EBITDA margin [2]	37%	37%	37%	37%	38%	38%

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2026	2025	2026	2025	2026	2025
Net cash provided by operating activities	$63,326	$55,812	$105,692	$109,694	$251,683	$345,440
Change in certain assets and liabilities:
Accounts receivable, net	17,780	24,919	8,011	14,459	6,075	16,422
Inventories, prepaid expenses and other assets	30,691	11,427	40,729	3,263	34,062	2,193
Accounts payable and accrued liabilities	(39,736)	(20,522)	(18,784)	10,266	(15,147)	(137,663)
Deferred income	(24,781)	(8,050)	(29,721)	(15,124)	(14,925)	9,664
Amortization of debt issuance costs	(1)	(22)	(5)	(45)	(166)	(107)
Foreign currency exchange (loss) gain	(38)	81	(71)	86	(77)	34
Gain on sale of used rental equipment	11,103	10,281	18,035	16,674	45,552	36,222
Income taxes paid, net of refunds received	19,505	5,762	19,780	5,786	24,110	46,909
Interest paid	4,948	6,837	13,258	15,982	27,181	37,912
Adjusted EBITDA [1]	$82,797	$86,525	$156,924	$161,041	$358,348	$357,028

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, other income, net and non-operating transactions.

2. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

3. Transaction costs include acquisition related legal and professional fees and other costs specific to these transactions.

4. Other income, net consists of net gains on property, plant and equipment sales that are infrequent in nature and excluded from Adjusted EBITDA.

5. The gain on merger termination from WillScot Mobile Mini was considered a non-operating transaction and is excluded from Adjusted EBITDA.